UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9540 Towne Center Drive, Suite 100

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 450-9009

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information under Item 5.02(e) below is incorporated by reference to this Item.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 21, 2010, BakBone Software Incorporated (the “Company”) announced that it intends to exit its ColdSpark message management business, which it acquired in connection with its acquisition of ColdSpark, Inc. in May 2009. The Company will close its Broomfield, Colorado office and terminate employees associated with the ColdSpark operations. The Company expects to record charges of approximately $0.5 million in the aggregate, comprised of approximately $0.3 million for termination benefits and $0.2 million for certain amounts due under our lease agreement, substantially all of which are anticipated to be recorded in the quarter ended June 30, 2010. The action is estimated to result in future cash expenditures of approximately $0.5 million and will be treated as discontinued operations in the Company’s financial statements for the first fiscal quarter ended June 30, 2010 and the full fiscal year ended March 31, 2011.

Item 2.06	Material Impairments.

On May 21, 2010 the Company determined that it would be required to record an impairment charge in the fourth quarter of fiscal 2010 of approximately $12.6 million, comprised of $12.5 million from the impairment of goodwill and purchased intangible values of the ColdSpark business and $0.1 million from the write-off of certain uncollectible receivable balances, which reduce the current carrying value of the business to its estimated fair value as of March 31, 2010. The Company does not currently anticipate that the impairment charge will result in any material net future cash expenditures.

A copy of the press release issued on May 21, 2010 announcing the exit from the Coldspark message management business is attached as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On May 21, 2010, Kenneth Horner ceased to be the Company’s Senior Vice President, Corporate Development and Strategy and is no longer an employee of the Company.

(e) On May 19, 2010, the Company entered into a Separation Agreement and Release with James Johnson, former Chief Executive Officer of the Company. Mr. Johnson’s resignation as Chief Executive Officer of the Company on April 6, 2010 was previously reported on a Form 8-K dated April 8, 2010. Consistent with the terms of the Company’s existing employment agreement with Mr. Johnson, Mr. Johnson is entitled to receive $300,000, payable over a 12 month period following the termination of his employment, less applicable withholdings and in accordance with the Company’s regular payroll practices. In addition, any unvested equity awards accelerate on the termination date as if Mr. Johnson had been employed for an additional 12-month period after the termination date. The separation agreement also includes a mutual release of claims.

On May 20, 2010, the Company entered into a Separation Agreement and Release with Mr. Horner, effective May 21, 2010, Consistent with the terms of the existing employment agreement with Mr. Horner, as amended, Mr. Horner is entitled to receive $117,500, payable in a one-time lump sum payment, less applicable withholdings. The separation agreement also includes a release of claims by Mr. Horner.

On May 19, 2010, the Company entered into Retention Agreements with certain members of its senior management, including Steve Martin, the Company’s Senior Vice President, Chief Financial Officer and Interim Chief Executive Officer and named executive officer Dan Woodward, Senior Vice President, Product Delivery. Pursuant to the terms of the Retention Agreement with Mr. Martin, Mr. Martin is entitled to receive: (i) payment of a lump sum cash retention bonus of $125,000 if Mr. Martin remains continuously employed with the Company through the earlier to occur of April 30, 2011 or a change in control of the Company; (ii) payment of an additional lump sum cash retention bonus of $125,000, provided that Mr. Martin remains continuously employed with the Company through the earlier to occur of April 30, 2012 or a change in control; and (iii) payment of an additional lump sum payment of $250,000 if, within 12 months following the consummation of a change in control, Mr. Martin is either terminated by the Company or any successor entity without cause or voluntarily terminates his employment with the Company for good reason.

Pursuant to the terms of the Retention Agreement with Mr. Woodward, Mr. Woodward is entitled to receive: (i) payment of a lump sum cash retention bonus of $73,437.50 if Mr. Woodward remains continuously employed with the Company through the earlier to occur of April 30, 2011 or a change in control of the Company; (ii) payment of an additional lump sum cash retention bonus of $73,437.50, provided that Mr. Woodward remains continuously employed with the Company through the earlier to occur of April 30, 2012 or a change in control of the Company; and (iii) payment of an additional lump sum payment of $146,875 if, within 12 months following the consummation of a change in control, Mr. Woodward is either terminated by the Company or any successor entity without cause or voluntarily terminates his employment with the Company for good reason.

The above descriptions of the Retention Agreements with Mr. Martin and Mr. Woodward and the Separation Agreement and Releases with Mr. Johnson and Mr. Horner are qualified in their entirety by the text of those agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Retention Letter Agreement, dated May 19, 2010, by and between the Company and Steve Martin

10.2	Retention Letter Agreement, dated May 19, 2010, by and between the Company and Dan Woodward

10.3	Separation Agreement and Release, dated May 19, 2010, by and between the Company and James Johnson

10.4	Separation Agreement and Release, dated May 20, 2010, by and between the Company and Kenneth Horner

99.1	Press Release dated May 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED

May 21, 2010	By:	/s/ STEVE MARTIN
Steve Martin
Sr. Vice President, Chief Financial Officer and Interim Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Retention Letter Agreement, dated May 19, 2010, by and between the Company and Steve Martin

10.2	Retention Letter Agreement, dated May 19, 2010, by and between the Company and Dan Woodward

10.3	Separation Agreement and Release, dated May 19, 2010, by and between the Company and James Johnson

10.4	Separation Agreement and Release, dated May 20, 2010, by and between the Company and Kenneth Horner

99.1	Press Release dated May 21, 2010